Exhibit 99.1

News Release

JLL Reports Exceptional Second-Quarter 2021 Top and Bottom-Line Results
Diluted earnings per share of $3.82, up from $0.29 last year; adjusted diluted earnings per share1 of $4.20, up from $0.71
CHICAGO, August 4, 2021 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported outstanding operating performance for the second quarter of 2021.
•Consolidated revenue of $4.5 billion and fee revenue1 of $1.8 billion, substantial increases of 18% and 41%, respectively
◦Broad-based growth across all segments and service lines as many geographies continued to see macroeconomic recovery
◦Leasing and Capital Markets strongly rebounded, nearly doubling prior-year fee revenue
•Outstanding margin performance highlighted by
◦Substantial revenue growth, particularly in transaction-based service lines
◦Higher equity earnings driven by JLL Technologies investments and LaSalle
•Share repurchases returned $100 million of capital to shareholders through July
"JLL delivered an exceptional second quarter led by a strong recovery in our transaction-based businesses," noted Christian Ulbrich, JLL CEO. "Continued investments in our platform, people and technology, coupled with financial discipline and strong operational execution, have been instrumental to our success. Given the strong momentum in the business, the successful integration of HFF and increased visibility into a post-pandemic future, we are increasing our 2021 Adjusted EBITDA margin target range to 16% to 19%."

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended June 30,				Six months ended June 30,
	2021	2020	% Change in USD	% Change in LC	2021	2020	% Change in USD	% Change in LC

Revenue	$4,495.0	$3,670.4	22%	18%	$8,532.1	$7,766.4	10%	6%
Revenue before reimbursements	2,507.5	1,828.5	37	32	4,637.1	4,061.5	14	10
Fee revenue[1]	1,816.9	1,244.9	46	41	3,259.6	2,750.1	19	15

Net income attributable to common shareholders	$200.0	$15.2	n.m.	n.m.	$303.0	$20.5	n.m.	n.m.
Adjusted net income attributable to common shareholders[1]	220.1	36.8	498%	477%	329.8	62.6	427%	409%

Diluted earnings per share	$3.82	$0.29	n.m.	n.m.	$5.80	$0.39	n.m.	n.m.
Adjusted diluted earnings per share[1]	4.20	0.71	492%	476%	6.31	1.20	426%	409%

Adjusted EBITDA[1]	$332.4	$103.3	222%	215%	$522.5	$198.9	163%	158%
Adjusted EBITDA, Real Estate Services	291.3	76.4	281	272	460.5	196.5	134	130
Adjusted EBITDA, LaSalle	41.1	26.8	53	51	62.0	2.4	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
n.m.: not meaningful, represented by a percentage change of greater than 1,000%, favorably or unfavorably.
-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 2
Consolidated Second-Quarter 2021 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Leasing	$610.9	$358.6	70%	67%	$1,060.4	$851.0	25%	22%
Capital Markets	448.4	214.8	109	102	768.8	557.1	38	34
Property & Facility Management	2,466.6	2,275.2	8	4	4,880.6	4,641.0	5	2
Project & Development Services	617.7	536.8	15	10	1,169.5	1,141.2	2	(2)
Advisory, Consulting and Other	235.6	185.1	27	20	445.8	371.3	20	14
Real Estate Services (“RES”) revenue	$4,379.2	$3,570.5	23%	18%	$8,325.1	$7,561.6	10%	7%
LaSalle	115.8	99.9	16	12	207.0	204.8	1	(2)
Total revenue	$4,495.0	$3,670.4	22%	18%	$8,532.1	$7,766.4	10%	6%
Reimbursements	(1,987.5)	(1,841.9)	8	5	(3,895.0)	(3,704.9)	5	2
Revenue before reimbursements	$2,507.5	$1,828.5	37%	32%	$4,637.1	$4,061.5	14%	10%
Gross contract costs[1]	(684.9)	(575.0)	19	12	(1,362.1)	(1,304.4)	4	(1)
Net non-cash MSR and mortgage banking derivative activity	(5.7)	(8.6)	(34)	(33)	(15.4)	(7.0)	120	120
Total fee revenue[1]	$1,816.9	$1,244.9	46%	41%	$3,259.6	$2,750.1	19%	15%
Leasing	592.0	343.8	72	69	1,021.5	819.0	25	23
Capital Markets	432.5	199.4	117	110	737.8	533.5	38	34
Property & Facility Management	317.8	287.9	10	5	622.5	567.8	10	5
Project & Development Services	191.1	178.6	7	2	361.2	366.9	(2)	(5)
Advisory, Consulting and Other	175.0	140.2	25	17	322.8	269.3	20	13
RES fee revenue	1,708.4	1,149.9	49	43	3,065.8	2,556.5	20	16
LaSalle	108.5	95.0	14	10	193.8	193.6	—	(3)
Operating income	$224.3	$10.8	n.m.	n.m.	$305.0	$75.4	305%	295%
Equity earnings (losses)	$40.8	$14.7	178%	178%	$89.3	$(13.6)	757%	753%
Adjusted EBITDA[1]	$332.4	$103.3	222%	215%	$522.5	$198.9	163%	158%
n.m. - not meaningful as represented by a percentage change of greater than 1,000%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 3
The company achieved consolidated RES revenue and fee revenue increases of 18% and 43%, respectively. Growth was broad-based across all service lines, led by Leasing and Capital Markets, and in all geographic segments. This follows a prior-year quarter that was meaningfully impacted by the COVID-19 pandemic (the "pandemic"). Organic RES fee revenue this quarter was consistent with second-quarter 2019, reflecting the strong rebound in transaction-based service lines. RES fee revenue growth for the quarter was led by Americas, which contributed 75% of the growth on a local currency basis, followed by EMEA (14%) and Asia Pacific (11%).
LaSalle's double-digit revenue growth was led by advisory fees, primarily reflecting continued growth of open-end investment vehicles and recent valuation increases.
Refer to segment performance highlights for additional detail.
Net income attributable to common shareholders was $200.0 million, compared with $15.2 million in the prior-year quarter, and Adjusted EBITDA was $332.4 million, compared with $103.3 million last year. Diluted earnings per share were $3.82, up from $0.29 in 2020; adjusted diluted earnings per share were $4.20, compared with $0.71 last year.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 18.3% in USD (18.5% in local currency), compared with 8.3% in 2020. Margin expansion was primarily driven by (i) a significant increase in revenue, particularly from higher margin transaction-based service lines and (ii) higher equity earnings, including $16.2 million from valuation increases to JLL Technologies' investments, reflecting continued progress in the strategy to invest in early-stage proptech companies (refer to the equity earnings discussion in the Americas segment highlights for additional detail), and an incremental $12.0 million from LaSalle. This expansion was partially offset by the impact of temporary cost savings in 2020, including the benefit from government relief programs.
Net income attributable to common shareholders was $303.0 million for the six months ended June 30, 2021, compared with $20.5 million last year, and Adjusted EBITDA was $522.5 million, compared with $198.9 million in 2020. Diluted earnings per share were $5.80 for the six months ended June 30, 2021, up from $0.39 in 2020; adjusted diluted earnings per share were $6.31, compared with $1.20 last year.
Share Repurchases, Balance Sheet and Cash Flows:
In the second quarter of 2021, the company repurchased 200,000 shares for $41.1 million. Through July, approximately 484,100 shares have been repurchased in 2021, returning $100.2 million to shareholders.
Total net debt was $648.5 million as of June 30, 2021, representing a decrease of $21.7 million from March 31, 2021, and a decrease of $421.2 million from June 30, 2020.
Cash used in operating activities was $246.1 million for the first half of 2021, compared with $44.7 million used in the prior year. The increase in cash used was primarily due to a significant increase in trade receivables, reflecting higher year-over-year Q2 revenue. This was partially offset by less incentive compensation paid in 2021 compared with 2020, reflecting company performance in 2020 compared with 2019, as well as higher cash provided by earnings.
-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 4
Americas Second-Quarter 2021 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$2,701.5	$2,229.0	21%	20%	$5,145.4	$4,752.1	8%	8%
Reimbursements	(1,412.3)	(1,345.0)	5	4	(2,798.0)	(2,738.5)	2	2
Revenue before reimbursements	$1,289.2	$884.0	46%	45%	$2,347.4	$2,013.6	17%	16%
Gross contract costs[1]	(220.3)	(192.3)	15	13	(436.1)	(405.1)	8	7
Net non-cash MSR and mortgage banking derivative activity	(5.7)	(8.6)	(34)	(33)	(15.4)	(7.0)	120	120
Fee revenue[1]	$1,063.2	$683.1	56%	55%	$1,895.9	$1,601.5	18%	18%
Leasing	473.1	267.0	77	76	824.5	672.6	23	22
Capital Markets	289.1	131.5	120	119	495.7	378.1	31	31
Property & Facility Management	154.2	147.3	5	4	300.7	276.0	9	9
Project & Development Services	92.5	91.1	2	1	173.8	184.5	(6)	(6)
Advisory, Consulting and Other	54.3	46.2	18	17	101.2	90.3	12	12
Equity earnings	$16.5	$2.9	469%	456%	$51.0	$15.6	227%	226%
Segment income	$206.6	$42.5	386%	382%	$351.6	$137.1	156%	155%
Adjusted EBITDA[1]	$235.9	$74.0	219%	217%	$404.9	$195.3	107%	107%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Revenue and fee revenue expansion in the Americas was driven by exceptional performance in transaction-based service lines, with organic fee revenue reaching pre-pandemic levels. The growth in Leasing was largely attributable to notably higher transaction volume in the U.S. with strength in office, industrial and retail sectors, despite lower average transaction size and shorter average lease/renewal terms compared with before the pandemic. The over 100% growth in Capital Markets reflected a rebound in deal activity across investment sales, debt advisory and equity advisory, as well as a double-digit increase in servicing revenue from the multifamily business.
Equity earnings were attributable to valuation increases of JLL Technologies' investments, nearly half of which were driven by an investment in a company purchased by Procore Technologies, Inc., which went public in May 2021.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 22.2% in USD and local currency, compared with 10.8% in 2020. The margin expansion was primarily due to the (i) transaction-based revenue growth noted above, (ii) savings resulting from cost mitigation efforts during the trailing twelve months, especially related to fixed compensation costs, as well as continued variable operating and administrative expense containment and (iii) the higher equity earnings.
-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 5
EMEA Second-Quarter 2021 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$809.8	$626.2	29%	17%	$1,526.0	$1,382.1	10%	1%
Reimbursements	(177.5)	(168.8)	5	(5)	(330.9)	(351.6)	(6)	(14)
Revenue before reimbursements	$632.3	$457.4	38%	25%	$1,195.1	$1,030.5	16%	6%
Gross contract costs[1]	(258.7)	(189.4)	37	24	(510.0)	(452.0)	13	3
Fee revenue[1]	$373.6	$268.0	39%	27%	$685.1	$578.5	18%	9%
Leasing	70.3	45.5	55	41	120.6	92.5	30	20
Capital Markets	92.6	46.3	100	81	162.9	115.1	42	30
Property & Facility Management	83.9	66.2	27	13	160.9	144.1	12	2
Project & Development Services	64.2	58.8	9	1	123.4	124.9	(1)	(8)
Advisory, Consulting and Other	62.6	51.2	22	11	117.3	101.9	15	6
Equity earnings	$—	$—	—%	—%	$—	$—	—%	—%
Segment income (loss)	$0.3	$(33.4)	101%	95%	$(35.5)	$(53.9)	34%	33%
Adjusted EBITDA[1]	$11.2	$(23.7)	147%	135%	$(13.6)	$(34.3)	60%	53%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA achieved significant revenue and fee revenue growth, especially in Capital Markets and Leasing, following a pandemic impacted prior-year quarter. While total segment organic fee revenue was nearly on pace with second-quarter 2019, both Leasing and Capital Markets notably eclipsed 2019 performance. The growth in Capital Markets was driven by stronger market sentiment evidenced through deal volumes, particularly in geographies with higher COVID-19 vaccination rates. The increase in Leasing revenue was primarily driven by transaction volume increases in office and industrial. A partial rebound in the UK mobile engineering business, in part driven by the easing of government-mandated restrictions compared with the prior-year quarter, contributed to higher Property & Facility Management revenue. In addition, Valuation Advisory, particularly in the UK, led growth in Advisory, Consulting and Other. Geographically across service lines, fee revenue growth in EMEA was led by the UK, France and Spain.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 3.0% in USD (2.4% in local currency), compared with negative 8.8% last year. The margin improvement was primarily driven by higher transaction-based revenue and savings resulting from cost mitigation efforts during the last 12 months, especially related to fixed compensation costs. These items were partially offset by the prior-year impact of temporary cost savings.
-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 6
Asia Pacific Second-Quarter 2021 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$867.9	$715.3	21%	12%	$1,653.7	$1,427.4	16%	8%
Reimbursements	(395.3)	(327.0)	21	11	(762.2)	(611.9)	25	15
Revenue before reimbursements	$472.6	$388.3	22%	13%	$891.5	$815.5	9%	2%
Gross contract costs[1]	(201.0)	(189.5)	6	—	(406.7)	(439.0)	(7)	(12)
Fee revenue[1]	$271.6	$198.8	37%	26%	$484.8	$376.5	29%	19%
Leasing	48.6	31.3	55	45	76.4	53.9	42	32
Capital Markets	50.8	21.6	135	115	79.2	40.3	97	79
Property & Facility Management	79.7	74.4	7	—	160.9	147.7	9	2
Project & Development Services	34.4	28.7	20	11	64.0	57.5	11	3
Advisory, Consulting and Other	58.1	42.8	36	23	104.3	77.1	35	24
Equity earnings (losses)	$1.0	$0.5	100%	107%	$2.0	$(0.2)	n.m.	n.m.
Segment income	$36.5	$19.2	90%	73%	$54.3	$21.6	151%	126%
Adjusted EBITDA[1]	$44.2	$26.1	69%	55%	$69.2	$35.5	95%	77%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Asia Pacific's double-digit fee revenue increase reflected a rebound in transaction-based revenue. A continued increase in large-deal transactions, including an outsized deal in Australia, drove revenue expansion in Capital Markets. Growth in Leasing was led by Australia, Greater China and India, primarily due to a pick-up in office volumes and ongoing strength in industrial. Significant business growth continued in Valuation Advisory, notably in Australia, which led the revenue increase in Advisory, Consulting and Other.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 16.3% in USD (16.1% in local currency), compared with 13.1% in 2020. The margin expansion was attributable to growth in transaction-based revenue, partially offset by the notable benefit from government relief programs in the prior year.
-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 7
LaSalle Second-Quarter 2021 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2021	2020			2021	2020
Revenue	$115.8	$99.9	16%	12%	$207.0	$204.8	1%	(2)%
Reimbursements(a)	(2.4)	(1.1)	118	115	(3.9)	(2.9)	34	26
Revenue before reimbursements	$113.4	$98.8	15%	11%	$203.1	$201.9	1%	(3)%
Gross contract costs(a)	(4.9)	(3.8)	29	29	(9.3)	(8.3)	12	12
Fee revenue[1]	$108.5	$95.0	14%	10%	$193.8	$193.6	—%	(3)%
Advisory fees(a)	84.9	76.5	11	6	164.2	158.5	4	(1)
Transaction fees & other(a)	8.4	4.3	95	94	14.4	15.2	(5)	(7)
Incentive fees	15.2	14.2	7	6	15.2	19.9	(24)	(24)
Equity earnings (losses)	$23.3	$11.3	106%	107%	$36.3	$(29.0)	225%	224%
Segment income (loss)	$39.8	$25.4	57%	56%	$59.2	$(0.7)	n.m.	n.m.
Adjusted EBITDA[1]	$41.1	$26.8	53%	51%	$62.0	$2.4	n.m.	n.m.
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle advisory fee growth was concentrated in the core open-end funds and partially due to recent valuation increases in assets under management.
Equity earnings in the current quarter were driven by increases to the estimated fair value of underlying real estate investments within LaSalle's co-investment portfolio across asset classes and geographies.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 37.9% in USD (38.7% in local currency), compared with 28.2% last year. Margin improvement was driven by higher equity earnings as well as an increase in productivity of the asset management platform, partially offset by the impact from deferred compensation expense relating to incentive fees in prior years.
-continued-

JLL Reports Record Second-Quarter 2021 Top and Bottom-Line Results - Page 8
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $16.6 billion in 2020, operations in over 80 countries and a global workforce of more than 92,000 as of June 30, 2021. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Wednesday, August 4, 2021, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone.

Supplemental Information	Contact
Supplemental information regarding the second quarter 2021 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on JLL's business, which may cause the company's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2021	2020	2021	2020

Revenue before reimbursements	$2,507.5	$1,828.5	$4,637.1	$4,061.5
Reimbursements	1,987.5	1,841.9	3,895.0	3,704.9
Total Revenue	$4,495.0	$3,670.4	$8,532.1	$7,766.4

Operating expenses:
Compensation and benefits	$1,551.3	$1,175.3	$2,885.7	$2,499.8
Operating, administrative and other	659.3	557.3	1,303.6	1,332.1
Reimbursed expenses	1,987.5	1,841.9	3,895.0	3,704.9
Depreciation and amortization	54.5	56.9	107.5	111.9
Restructuring and acquisition charges[3]	18.1	28.2	35.3	42.3
Total operating expenses	4,270.7	3,659.6	8,227.1	7,691.0

Operating income	224.3	10.8	305.0	75.4

Interest expense, net of interest income	10.6	14.9	21.0	29.5
Equity earnings (losses)	40.8	14.7	89.3	(13.6)
Other (loss) income	(0.2)	5.2	11.6	6.1

Income before income taxes and noncontrolling interest	254.3	15.8	384.9	38.4
Income tax provision	54.9	1.5	83.1	6.5
Net income	199.4	14.3	301.8	31.9

Net (loss) income attributable to noncontrolling interest	(0.6)	(0.9)	(1.2)	11.4

Net income attributable to common shareholders	$200.0	$15.2	$303.0	$20.5

Basic earnings per common share	$3.90	$0.29	$5.91	$0.40
Basic weighted average shares outstanding (in 000's)	51,288	51,635	51,231	51,623

Diluted earnings per common share	$3.82	$0.29	$5.80	$0.39
Diluted weighted average shares outstanding (in 000's)	52,324	52,173	52,253	52,305

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
AMERICAS - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$1,064.8	$805.3	$1,979.4	$1,815.6
Depreciation and amortization	34.3	39.1	67.4	76.5
Total segment operating expenses, excluding reimbursed	1,099.1	844.4	2,046.8	1,892.1
Gross contract costs[1]	(220.3)	(192.3)	(436.1)	(405.1)
Total fee-based segment operating expenses	$878.8	$652.1	$1,610.7	$1,487.0

Segment operating income	$190.1	$39.6	$300.6	$121.5
Equity earnings	16.5	2.9	51.0	15.6
Total segment income	206.6	42.5	351.6	137.1
Add:
Depreciation and amortization	34.3	39.1	67.4	76.5
Other income	—	—	12.0	—
Net loss (income) attributable to noncontrolling interest	0.7	1.0	1.3	(11.3)
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(5.7)	(8.6)	(15.4)	(7.0)
Gain on disposition	—	—	(12.0)	—
Adjusted EBITDA[1]	$235.9	$74.0	$404.9	$195.3

EMEA - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$621.0	$481.8	$1,208.7	$1,066.2
Depreciation and amortization	11.0	9.0	21.9	18.2
Total segment operating expenses, excluding reimbursed	632.0	490.8	1,230.6	1,084.4
Gross contract costs[1]	(258.7)	(189.4)	(510.0)	(452.0)
Total fee-based segment operating expenses	$373.3	$301.4	$720.6	$632.4

Segment operating income (loss)	$0.3	$(33.4)	$(35.5)	$(53.9)
Equity earnings	—	—	—	—
Total segment income (loss)	0.3	(33.4)	(35.5)	(53.9)
Add:
Depreciation and amortization	11.0	9.0	21.9	18.2
Other (expense) income	(0.1)	5.5	—	6.3
Net income attributable to noncontrolling interest	—	—	—	(0.1)
Adjustments:
Gain on disposition	—	(4.8)	—	(4.8)
Adjusted EBITDA[1]	$11.2	$(23.7)	$(13.6)	$(34.3)

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
ASIA PACIFIC - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$429.5	$362.6	$824.3	$780.1
Depreciation and amortization	7.6	7.0	14.9	13.6
Total segment operating expenses, excluding reimbursed	437.1	369.6	839.2	793.7
Gross contract costs[1]	(201.0)	(189.5)	(406.7)	(439.0)
Total fee-based segment operating expenses	$236.1	$180.1	$432.5	$354.7

Segment operating income	$35.5	$18.7	$52.3	$21.8
Equity earnings (losses)	1.0	0.5	2.0	(0.2)
Total segment income	36.5	19.2	54.3	21.6
Add:
Depreciation and amortization	7.6	7.0	14.9	13.6
Other income (expense)	0.1	(0.1)	—	0.3
Adjusted EBITDA[1]	$44.2	$26.1	$69.2	$35.5

LASALLE
Compensation, operating and administrative expenses	$95.3	$82.9	$176.9	$170.0
Depreciation and amortization	1.6	1.8	3.3	3.6
Total segment operating expenses, excluding reimbursed	96.9	84.7	180.2	173.6
Gross contract costs[1]	(4.9)	(3.8)	(9.3)	(8.3)
Total fee-based segment operating expenses	$92.0	$80.9	$170.9	$165.3

Segment operating income	$16.5	$14.1	$22.9	$28.3
Equity earnings (losses)	23.3	11.3	36.3	(29.0)
Total segment income (loss)	39.8	25.4	59.2	(0.7)
Add:
Depreciation and amortization	1.6	1.8	3.3	3.6
Other expense	(0.2)	(0.4)	(0.4)	(0.5)
Net (income) loss attributable to noncontrolling interest	(0.1)	(0.6)	(0.1)	—
Adjusted EBITDA[1]	$41.1	$26.8	$62.0	$2.4

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Six Months Ended June 30,
(in millions)	2021	2020

Cash used in operating activities	$(246.1)	$(44.7)

Cash used in investing activities	(213.8)	(109.4)

Cash provided by financing activities	314.7	114.1

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(9.7)	(15.1)

Net change in cash, cash equivalents and restricted cash	$(154.9)	$(55.1)

Cash, cash equivalents and restricted cash, beginning of year	839.8	652.1

Cash, cash equivalents and restricted cash, end of period	$684.9	$597.0

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2021	2020		2021	2020
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$494.0	$574.3	Accounts payable and accrued liabilities	$1,034.6	$1,229.8
Trade receivables, net of allowance	1,584.1	1,636.1	Reimbursable payables	1,042.3	1,154.5
Notes and other receivables	381.8	469.9	Accrued compensation & benefits	1,171.6	1,433.2
Reimbursable receivables	1,426.4	1,461.3	Short-term borrowings	102.5	62.0
Warehouse receivables	741.7	1,529.2	Short-term contract liability and deferred income	174.6	192.9
Short-term contract assets, net of allowance	286.0	265.8	Short-term acquisition-related obligations	25.4	91.7
Prepaid and other	414.0	517.1	Warehouse facilities	714.1	1,498.4
Total current assets	5,328.0	6,453.7	Short-term operating lease liability	157.6	165.7
Property and equipment, net of accumulated depreciation	683.8	663.9	Other	219.4	299.6
Operating lease right-of-use asset	694.3	707.4	Total current liabilities	4,642.1	6,127.8
Goodwill	4,205.1	4,224.7	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	672.5	679.8	Credit facility, net of debt issuance costs (a)	336.7	(8.7)
Investments in real estate ventures	614.0	430.8	Long-term debt, net of debt issuance costs	687.9	702.0
Long-term receivables	281.5	231.1	Long-term deferred tax liabilities, net	110.6	120.0
Deferred tax assets, net	285.8	296.5	Deferred compensation	485.4	450.0
Deferred compensation plans	503.5	446.3	Long-term acquisition-related obligations	19.1	26.2
Other	186.6	182.3	Long-term operating lease liability	691.1	683.9
Total assets	$13,455.1	$14,316.5	Other	575.0	597.5
			Total liabilities	$7,547.9	$8,698.7

			Redeemable noncontrolling interest	$7.5	$7.8

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	2,040.6	2,023.3
			Retained earnings	4,278.9	3,975.9
			Treasury stock	(122.3)	(96.1)
			Shares held in trust	(5.3)	(5.6)
			Accumulated other comprehensive loss	(383.1)	(377.2)
			Total company shareholders' equity	5,809.3	5,520.8
			Noncontrolling interest	90.4	89.2
			Total equity	5,899.7	5,610.0
			Total liabilities and equity	$13,455.1	$14,316.5

Please reference accompanying financial statement notes.
(a) As there was no outstanding balance on the Credit facility as of December 31, 2020, the negative liability reflected unamortized debt issuance costs.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue before reimbursements. Consistent with the treatment of directly reimbursed expenses, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the gain recognized on the sale of a business within Americas in 2021 and the net gain recognized on the sale of property management businesses in continental Europe in 2020. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended June 30,		Six months ended June 30,
($ in millions)	2021	2020	2021	2020

Revenue	$4,495.0	$3,670.4	$8,532.1	$7,766.4
Reimbursements	(1,987.5)	(1,841.9)	(3,895.0)	(3,704.9)
Revenue before reimbursements	2,507.5	1,828.5	4,637.1	4,061.5
Gross contract costs	(684.9)	(575.0)	(1,362.1)	(1,304.4)
Net non-cash MSR and mortgage banking derivative activity	(5.7)	(8.6)	(15.4)	(7.0)
Fee revenue	$1,816.9	$1,244.9	$3,259.6	$2,750.1

Operating expenses	$4,270.7	$3,659.6	$8,227.1	$7,691.0
Reimbursed expenses	(1,987.5)	(1,841.9)	(3,895.0)	(3,704.9)
Gross contract costs	(684.9)	(575.0)	(1,362.1)	(1,304.4)
Fee-based operating expenses	$1,598.3	$1,242.7	$2,970.0	$2,681.7

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended June 30,		Six months ended June 30,
($ in millions)	2021	2020	2021	2020

Net income attributable to common shareholders	$200.0	$15.2	$303.0	$20.5
Add:
Interest expense, net of interest income	10.6	14.9	21.0	29.5
Provision for income taxes	54.9	1.5	83.1	6.5
Depreciation and amortization	54.5	56.9	107.5	111.9
EBITDA	$320.0	$88.5	$514.6	$168.4
Adjustments:
Restructuring and acquisition charges[3]	18.1	28.2	35.3	42.3
Gain on disposition	—	(4.8)	(12.0)	(4.8)
Net non-cash MSR and mortgage banking derivative activity	(5.7)	(8.6)	(15.4)	(7.0)
Adjusted EBITDA	$332.4	$103.3	$522.5	$198.9
Net income margin attributable to common shareholders	8.0%	0.8%	6.5%	0.5%
Adjusted EBITDA margin	18.5%	8.3%	16.2%	7.2%

	Three months ended June 30,		Six months ended June 30,
(In millions, except share and per share data)	2021	2020	2021	2020

Net income attributable to common shareholders	$200.0	$15.2	$303.0	$20.5
Diluted shares (in thousands)	52,324	52,173	52,253	52,305
Diluted earnings per share	$3.82	$0.29	$5.80	$0.39

Net income attributable to common shareholders	$200.0	$15.2	$303.0	$20.5
Adjustments:
Restructuring and acquisition charges[3]	18.1	28.2	35.3	42.3
Net non-cash MSR and mortgage banking derivative activity	(5.7)	(8.6)	(15.4)	(7.0)
Amortization of acquisition-related intangibles	13.3	14.4	26.3	28.9
Gain on disposition	—	(4.8)	(12.0)	(4.8)
Tax impact of adjusted items(a)	(5.6)	(7.6)	(7.4)	(17.3)
Adjusted net income attributable to common shareholders	$220.1	$36.8	$329.8	$62.6
Diluted shares (in thousands)	52,324	52,173	52,253	52,305
Adjusted diluted earnings per share	$4.20	$0.71	$6.31	$1.20
(a) For the first and second quarter of 2021, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates. The tax impact of adjusted items for the first and second quarter of 2020 was calculated using the applicable statutory rates by tax jurisdiction.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2021	% Change	2021	% Change
Revenue:
At current period exchange rates	$4,495.0	22%	$8,532.1	10%
Impact of change in exchange rates	(163.6)	n/a	(273.8)	n/a
At comparative period exchange rates	$4,331.4	18%	$8,258.3	6%

Fee revenue:
At current period exchange rates	$1,816.9	46%	$3,259.6	19%
Impact of change in exchange rates	(64.1)	n/a	(104.6)	n/a
At comparative period exchange rates	$1,752.8	41%	$3,155.0	15%

Operating income:
At current period exchange rates	$224.3	n.m.	$305.0	305%
Impact of change in exchange rates	(6.1)	n/a	(7.4)	n/a
At comparative period exchange rates	$218.2	n.m.	$297.6	295%

Adjusted EBITDA:
At current period exchange rates	$332.4	222%	$522.5	163%
Impact of change in exchange rates	(7.6)	n/a	(10.2)	n/a
At comparative period exchange rates	$324.8	215%	$512.3	158%
2.    Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.
    The table below shows restructuring and acquisition charges, including the portion related to the acquisition and integration of HFF (retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2021	2020	2021	2020
Severance and other employment-related charges	$(0.9)	$7.0	$0.9	$8.3
Restructuring, pre-acquisition and post-acquisition charges	17.9	20.6	33.4	41.6
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	1.1	0.6	1.0	(7.6)
Total restructuring & acquisition charges	$18.1	$28.2	$35.3	$42.3
Portion of total restructuring & acquisition charges related to the acquisition and integration of HFF	$12.4	$20.1	$23.9	$41.4
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended June 30, 2021, to be filed with the SEC in the near future.
5.    As of June 30, 2021, LaSalle had a record $73.4 billion of real estate assets under management (AUM), composed of $37.7 billion invested in separate accounts, $31.0 billion invested in fund management vehicles and $4.7 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $23.0 billion in North America, $14.8 billion in the UK, $12.9 billion in Asia Pacific and $11.2 billion in continental Europe. The remaining $6.8 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 4% in USD (6% in local currency) from $70.9 billion as of March 31, 2021. The AUM increase resulted from (i) $3.3 billion of net valuation increases, and (ii) $1.9 billion of acquisitions, partially offset by (iii) $1.6 billion of dispositions and withdrawals, and $1.1 billion of foreign currency decreases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $1.4 billion in private equity capital for the quarter ended June 30, 2021.
LaSalle's results for the three and six months ended June 30, 2021, included $2.3 million and $6.4 million, respectively, of deferred compensation expense associated with the run-off of a previous compensation program.
6.    EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.
7.    The company renamed its Corporate Solutions business to "JLL Work Dynamics" effective June 2021.
8.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended June 30, 2021				Three months ended June 30, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$484.2	74.0	52.7	$610.9	$278.1	46.7	33.8	$358.6
Capital Markets	296.0	99.4	53.0	448.4	140.8	50.0	24.0	214.8
Property & Facility Management	1,517.2	361.9	587.5	2,466.6	1,439.5	320.5	515.2	2,275.2
Project & Development Services	303.0	204.8	109.9	617.7	275.3	164.3	97.2	536.8
Advisory, Consulting and Other	101.1	69.7	64.8	235.6	95.3	44.7	45.1	185.1
RES revenue	$2,701.5	809.8	867.9	$4,379.2	$2,229.0	626.2	715.3	$3,570.5
LaSalle				115.8				99.9
Consolidated revenue				$4,495.0				$3,670.4

Revenue before reimbursements
Leasing	$480.7	73.8	52.6	$607.1	$275.0	46.6	33.7	$355.3
Capital Markets	295.8	99.4	51.9	447.1	140.4	50.0	23.2	213.6
Property & Facility Management	304.0	215.5	228.2	747.7	272.9	154.6	217.8	645.3
Project & Development Services	125.8	176.6	76.5	378.9	116.4	150.6	68.9	335.9
Advisory, Consulting and Other	82.8	67.1	63.4	213.3	79.3	55.5	44.7	179.5
RES revenue before reimbursements	$1,289.1	632.4	472.6	$2,394.1	$884.0	457.3	388.3	$1,729.6
LaSalle				113.4				98.9
Consolidated revenue before reimbursements				$2,507.5				$1,828.5

Fee revenue
Leasing	$473.1	70.3	48.6	$592.0	$267.0	45.5	31.3	$343.8
Capital Markets	289.1	92.6	50.8	432.5	131.5	46.3	21.6	199.4
Property & Facility Management	154.2	83.9	79.7	317.8	147.3	66.2	74.4	287.9
Project & Development Services	92.5	64.2	34.4	191.1	91.1	58.8	28.7	178.6
Advisory, Consulting and Other	54.3	62.6	58.1	175.0	46.2	51.2	42.8	140.2
RES fee revenue	$1,063.2	373.6	271.6	$1,708.4	$683.1	268.0	198.8	$1,149.9
LaSalle				108.5				95.0
Consolidated fee revenue				$1,816.9				$1,244.9

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Six months ended June 30, 2021				Six months ended June 30, 2020
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$847.9	128.4	84.1	$1,060.4	$697.0	94.8	59.2	$851.0
Capital Markets	512.9	173.6	82.3	768.8	388.2	123.2	45.7	557.1
Property & Facility Management	3,012.0	706.0	1,162.6	4,880.6	2,898.3	695.5	1,047.2	4,641.0
Project & Development Services	572.8	388.5	208.2	1,169.5	581.7	367.5	192.0	1,141.2
Advisory, Consulting and Other	199.8	129.5	116.5	445.8	186.9	101.1	83.3	371.3
RES revenue	$5,145.4	1,526.0	1,653.7	$8,325.1	$4,752.1	1,382.1	1,427.4	$7,561.6
LaSalle				207.0				204.8
Consolidated revenue				$8,532.1				$7,766.4

Revenue before reimbursements
Leasing	$840.6	128.2	84.0	$1,052.8	$689.9	94.6	59.1	$843.6
Capital Markets	513.0	173.5	80.6	767.1	386.4	123.1	43.7	553.2
Property & Facility Management	598.5	429.3	468.0	1,495.8	540.8	365.2	483.9	1,389.9
Project & Development Services	231.9	338.1	144.8	714.8	237.7	336.6	146.2	720.5
Advisory, Consulting and Other	163.3	126.1	114.1	403.5	158.8	111.0	82.6	352.4
RES revenue before reimbursements	$2,347.3	1,195.2	891.5	$4,434.0	$2,013.6	1,030.5	815.5	$3,859.6
LaSalle				203.1				201.9
Consolidated revenue before reimbursements				$4,637.1				$4,061.5

Fee revenue
Leasing	$824.5	120.6	76.4	$1,021.5	$672.6	92.5	53.9	$819.0
Capital Markets	495.7	162.9	79.2	737.8	378.1	115.1	40.3	533.5
Property & Facility Management	300.7	160.9	160.9	622.5	276.0	144.1	147.7	567.8
Project & Development Services	173.8	123.4	64.0	361.2	184.5	124.9	57.5	366.9
Advisory, Consulting and Other	101.2	117.3	104.3	322.8	90.3	101.9	77.1	269.3
RES fee revenue	$1,895.9	685.1	484.8	$3,065.8	$1,601.5	578.5	376.5	$2,556.5
LaSalle				193.8				193.6
Consolidated fee revenue				$3,259.6				$2,750.1